CERTIFICATE OF MERGER

     FIRST: The name of the surviving entity is BLUEBOOK ACQUISITIONS CORP., and the place of its organization is the jurisdiction of Nevada. The name and place of organization of the entity being merged into the surviving entity is:
THE  BLUEBOOK  INTERNATIONAL,  INC.,  organized  in  the jurisdiction of Nevada.

     SECOND: A plan of merger was adopted by each entity that is a party to this merger.

     THIRD     :  The  plan of merger was adopted by Bluebook Acquisitions Corp.
by unanimous written consent of the Directors and Shareholders (pursuant to Chapter 92A of the Nevada Revised Statutes).

     FOURTH: The plan of merger was adopted by The Bluebook International, Inc. by unanimous written consent of the Directors and Shareholders (pursuant to Chapter 92A of the Nevada Revised Statutes).

     FIFTH: The number of votes or percentage of owner's interests cast for the plan by the owner of each class of interests of Bluebook Acquisitions Corp. was sufficient for approval by the owner of that class.

     SIXTH: The number of votes or percentage of owners' interests cast for the plan by the owners of each class of interests of The Bluebook International, Inc. was sufficient for approval by the owners of that class.

     SEVENTH: The Articles of Incorporation of Bluebook Acquisitions Corp. were amended as provided by the plan of merger, as follows: The name of Bluebook Acquisitions Corp. shall be changed to The Bluebook International, Inc.

     EIGHTH: The complete executed plan of merger is on file at the place of business of Bluebook Acquisitions Corp., located at 25422 Trabuco Road, Suite 105-Y, Lake Forest, California 92630, and a copy of the plan will be furnished by Bluebook Acquisitions Corp. on request and without cost to any owner or any entity which is a party to this merger.

     NINTH: This merger shall be effective on the date filed with the Nevada Secretary of State.

                    [signatures begin on the following page]

                                        BLUEBOOK  ACQUISITIONS  CORP.,
                                        a  Nevada  corporation


                                        By:  /s/  Andrew  Hromyk
                                           -------------------------------------
                                             Andrew  Hromyk,  President


                                        By:  /s/  Andrew  Hromyk
                                           -------------------------------------
                                             Andrew  Hromyk,  Secretary



                                        BLUEBOOK  INTERNATIONAL,  INC.,
                                        a  Nevada  corporation


                                        By:  /s/  Mark  A.  Josipovich
                                           -------------------------------------
                                             Mark  A.  Josipovich,  President


                                        By:  /s/  Mark  A.  Josipovich
                                           -------------------------------------
                                             Mark  A.  Josipovich,  Secretary